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                                  EXHIBIT 4.5
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                               THIRD AMENDMENT TO
                           THE ADOPTION AGREEMENT TO
                     SANDY SPRING BANCORP CASH AND DEFERRED
                         PROFIT SHARING PLAN AND TRUST


This THIRD AMENDMENT, made and executed at Olney, Maryland on the 14th day of November, 1995, by and between SANDY SPRING BANCORP, a corporation organized and existing under the laws of the state of Maryland (hereinafter referred to as "Employer"), and SANDY SPRING NATIONAL BANK OF MARYLAND (hereinafter referred to as "Trustee").

                                  WITNESSETH:

WHEREAS, the Employer established a Profit Sharing Plan and Trust effective January 1, 1982, known as the Sandy Spring National Bank and Savings Institution Cash and Deferred Profit Sharing Plan and Trust (hereinafter referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

WHEREAS, it is now desired to amend said Plan in certain respects.

NOW, THEREFORE, the Employer and the Trustee do hereby amend the Plan as follows:

1. Effective July 1, 1995, Adoption Agreement Section 2.01(b), Eligibility - Service requirement, shall be amended to read as follows:

     "[x] (b)  Service requirement.  (Choose one of (1) through (3))

          [ ]  (1) One Year of Service.

          [x] (2) 3 months (90 days) following the Employee's Employment Commencement Date.

          [ ]  (3) One Hour of Service."

2. Effective July 1, 1995, Adoption Agreement Section 2.01(f), Plan Entry Date, shall be amended to read as follows:

     "[x] (f) (Specify entry dates)  The pay period next following the date the
                                     ------------------------------------------
          Employee meets the eligibility requirements."
          ---------------------------------------------

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3.   Effective July 1, 1995, Adoption Agreement Section 3.01(k)(1), Salary
     Reduction Agreements-Limitation on amount, shall be amended as follows:

     "[ ] (i)  No maximum limitation other than as provided in the Plan.

     [x]  (ii) May not exceed 15% of Compensation for the Plan Year, subject to
                              --
          the annual additions limitation described in Part 2 of Article III and the 402(g) limitation described in Section 14.07 of the Plan.

     [ ]  (iii)  Based on percentages of Compensation must equal at least
          ______________."

4. Effective January 1, 1993, Adoption Agreement Section 6.03(g), Participant Elections Prior to Separation from Service - Regular Matching Contributions Account and Employer Contributions Account - Hardship, shall be amended as follows:

     "[ ]  (1)   Under Section 6.01(A)(4) of the Plan.

     [ ]   (2)   Under Section 14.11 of the Plan.

     [x]   (3)   Provided in the addendum to this Adoption Agreement, numbered
                 Section 6.03.

     [ ]   (4)   In no event may a Participant receive a hardship distribution before he is at least ___% vested in these Accounts. [Note: If the percentage in the blank is less than 100%, see the special vesting formula in Section 5.03.]"

All other provisions of said Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer and the Trustee have executed this Third Amendment on the day and year first above written.

                                    SANDY SPRING BANCORP


 /s/ Mitzi Roca                              By:  /s/ Thomas O. Keech
-----------------------------------------        ----------------------------
Witness

                                                    SANDY SPRING NATIONAL BANK
                                                    OF MARYLAND

 /s/ Mitzi Roca                              By:  /s/ James R. Farmer
-----------------------------------------        -----------------------------
Witness

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Addendum to Adoption Agreement Section 6.03(g)(3)

A Participant may elect a hardship distribution prior to his Separation from Service in accordance with the hardship distribution policy under Section 6.01(A)(4) of the Plan. A hardship distribution shall be limited to 75% of a Participant's vested account balance.


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